PM Law • CE Gill • EM FitzGerald • JG Grennan • J Coman • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • C Duffy • PV Maher • S O’Riordan • MP McKenna • KA Feeney M Sherlock • EP Conlon • E MacNeill • KP Allen • EA Roberts • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S O’Croinin • JW Yarr • DR Baxter A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • M Dale • RM Moore • D Main • J Cahir • M Traynor • PM Murray • N Ryan • P Walker • K Furlong • PT Fahy • M Rasdale D. Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • K Killalea • L Mulleady • K Ryan • E Hurley • G Stanley • D Dagostino • E Keane • C Clarkin • R Grey • R. Lyons • J Sheehy • C Morrissey C McLoughlin • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • MD Cole • G Conheady • J Dallas • SM Lynch • M McElhinney Consultants: SW Haughey • Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan • JA O’Farrell • IB Moore A&L Goodbody Solicitors Dublin International Financial Services Centre Belfast 25-28 North Wall Quay, Dublin 1 London D01 H104 New York T +353 1 649 2000 San Francisco Dx: 29 Dublin | www.algoodbody.com Palo Alto Date 8 December 2017 Our Ref 01413513 Medtronic plc 20 On Hatch Lower Hatch Street Dublin 2 Ireland Medtronic plc (the Company) Dear Sirs We act as Irish Counsel for the Company, a public limited company incorporated under the laws of Ireland, in connection with the proposed registration by the Company of 50,000,000 ordinary shares of the Company, nominal value $0.0001 per share (the Ordinary Shares), issuable under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan (the Plan) pursuant to a Registration Statement on Form S-8 (the Registration Statement) to be filed by the Company under the Securities Act of 1933, as amended. In connection with this Opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinion hereinafter expressed. In rendering this opinion, we have examined and have assumed the truth and accuracy of the contents of such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all the signatures, authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed: 1 that none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Ordinary Shares will be issued in accordance with such resolutions and authorities; 2 that at each time Ordinary Shares will be issued, the Company will then have sufficient authorised but unissued share capital to allow for the issue of such Ordinary Shares and that the Ordinary Shares will be issued in accordance with the Plan; 3 that the Company will receive consideration equal to the aggregate of the nominal value and any premium required to be paid up on the Ordinary Shares issued pursuant to awards under the Plan and that such consideration will be in cash and/or otherwise provided in accordance with Irish law; and 4 the absence of fraud on the part of the Company and its respective officers, employees, agents and advisors.

2 Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within qualifications and assumptions, and provided that the Registration Statement, as finally amended, has become effective, we are of the opinion that; 1 the Ordinary Shares have been duly authorised and when issued, in accordance with the Registration Statement, the Plan and the options or other equity awards granted or to be granted thereunder will, be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”) (except for Ordinary Shares issued pursuant to deferred payment arrangements, which shall be fully paid upon the satisfaction of such payment obligations); 2 the obligations of the Company under the Plan have been duly authorised by all necessary corporate action on behalf of the Company; 3 in any proceedings taken in Ireland for the enforcement of the Plan, the choice of Minnesota State law as the governing law of the contractual rights and obligations of the parties under the Plan would be upheld by the Irish Courts unless it were considered contrary to public policy, illegal, or made in bad faith. In rendering this opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement. Yours faithfully A&L Goodbody M-38460763-3